Exhibit 99.1

Investor Contact
Aaron Howald
615.986.5792
Aaron.Howald@lpcorp.com

Media Contact
Breeanna Straessle
615.986.5886
Breeanna.Straessle@lpcorp.com

LP® Announces Quarterly Dividend

NASHVILLE, Tenn. (Feb. 7, 2020) - Louisiana-Pacific Corporation (LP, NYSE: LPX) today announced that its Board of Directors has declared an increased quarterly cash dividend to common shareholders of $0.145 per share, up seven percent from its previous $0.135 per share quarterly dividend. The dividend will be payable March 2, 2020 to shareholders of record as of February 18, 2020.

About LP Building Solutions
As a proven leader in high-performance building solutions, LP Building Solutions manufactures uniquely engineered, innovative building products that meet the demands and needs of the building industry. Its extensive product portfolio includes durable and dependable exterior siding and trim systems, engineered wood framing and structural panels for single-family homes, multifamily projects, repair & remodel markets, light commercial facilities and outdoor buildings. LP also provides industry leading service and warranties to help customers build smarter, better and faster. Founded in 1973, LP is a global company headquartered in Nashville, Tennessee, and traded on the New York Stock Exchange under LPX. For more information, visit LPCorp.com.

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